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                                                                   EXHIBIT 10.46


                              CALL OPTION AGREEMENT



         This CALL OPTION AGREEMENT ("Agreement") dated as of the 27th day of May, 1999, is entered into by and among Williams Holdings of Delaware, Inc., a Delaware corporation ("WHD"), Williams International Company, a Delaware corporation ("WIC"), Williams International Telecom Limited, a Delaware corporation ("WITL") and Williams Communications Group, Inc., a Delaware corporation ("WCG").

         WHEREAS, WHD, a wholly-owned subsidiary of The Williams Companies, Inc. ("TWC"), owns all of the issued and outstanding stock of WCG; and

         WHEREAS, WHD owns all of the issued and outstanding stock of WIC, which in turn owns all of the issued and outstanding stock of WITL, which is the owner and holder of debt and equity in Lightel S.A. Tecnologia Da
Informacao, a Brazilian company ("Lightel"); and

         WHEREAS, in connection with TWC's initial public offering of shares of WCG stock, WHD, WIC and WITL have determined to grant an exclusive option to WCG to acquire either (1) the stock of WITL (the "WITL stock") or (2) the debt and equity interests of WITL in Lightel (the "Lightel Assets" ) in exchange for shares of WCG stock after the Initial Public Offering.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE 1

                                CALL OPTION RIGHT

         WHD, WIC and WITL hereby grant to WCG an exclusive option to acquire the WITL stock or the Lightel Assets (the "Call Option") in a transaction intended to qualify as tax-free pursuant to Sections 368 (a) and 351 of the Internal Revenue Code of 1986, as amended. The Call Option shall provide that the WITL stock or the Lightel Assets are to be transferred by WIC and WITL to WHD and subsequently contributed by WHD to WCG in exchange for shares of Class B common stock of WCG equal in value to the net book value of the Lightel Assets. The value and number of WCG Class B common shares to be transferred by WCG to WHD shall be computed by using such shares' average closing price per share over the twenty day trading-period prior to the transfer date in an amount which is equal to the net book value of the Lightel Assets at the date of the transfer. The Call Option shall be exercisable by WCG from January 1, 2000 through January 1, 2001, and shall be exercised in accordance with the Notice Provision below.



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         Prior to the transfer of the WITL stock or Lightel Assets, and as a condition thereto, WCG shall agree to be bound by all of the terms and conditions of the following agreements:

         (1) Subscription and Shareholder's Agreement dated January 27, 1997 by and among Lightel S.A. Tecnologia Da Informacao ("Lightel"), Algar S.A. Empreendimentos e Participacoes ("Algar") and Williams International Telecom Limited ("WITL") as amended.

         (2) Stock Purchase Agreement dated as of January 21, 1997 among ABC Industria e Comercio S.A. - ABC INCO, Lightel, Algar and WITL.

         (3) Loan Agreement dated as of March 30, 1998 among Lightel, Algar and WITL.

and shall indemnify and hold harmless WHD, WIC and WITL from any and all damages, liabilities, claims and expenses associated with such agreements. WCG shall also agree to obtain from third parties and execute any amendments, assignments, consents or other documentation necessary to transfer the WITL stock or Lightel Assets from WIC and WITL to WHD and from WHD to WCG and shall be required to assume any capital or other commitments WHD, WIC or WITL may have to Lightel from the time of the transfer.



                                   ARTICLE II

                        NOTICE OF EXERCISE OF CALL OPTION

         In order to exercise the Call Option, WCG shall provide written notice to WHD, WIC and WITL at the following address:

                  Mr. William G. Von Glahn
                  Sr. Vice-President, General Counsel
                  Williams Holdings of Delaware, Inc.
                  Suite 4900
                  Tulsa, Oklahoma  74172

                  Facsimile (918) 573-5942

         The notice shall include an estimate of the number of WCG shares to be transferred, the date of the transfer and any other pertinent details. WHD, WIC and WITL shall make the determination of whether to transfer the WITL stock or the Lightel Assets and shall then proceed to transfer in accordance with WCG's notice.


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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF EACH PARTY

Each of the parties represents and warrants to each other party that:

                  (a) Such party has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                  (b) This Agreement has been duly executed and delivered by such party and, assuming due and valid authorization, upon execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief being subject to equitable defenses and being subject to the discretion of the court before which any proceeding therefor may be brought;

                  (c) The execution and delivery of this Agreement by such party will not result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which such party is a party or by which such party is bound.



                                   ARTICLE IV

                              AMENDMENT AND WAIVER

         No modification or amendment of this Agreement shall be effective unless such modification or amendment is approved in writing by all of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of the Agreement in accordance with its terms.




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                                    ARTICLE V

                                   ARBITRATION

         In the event of a dispute between any two or more parties with regard to this Agreement, the matter will be submitted to arbitration for final and binding resolution in accordance with the International Chamber of Commerce Arbitration Rules. The arbitration will be held in Tulsa, Oklahoma in the United States of America. The arbitrators shall be requested to render their decision as promptly as reasonably practicable. An action to enforce judgment on the award or decision of the arbitrators may be brought in any court of competent jurisdiction.



                                   ARTICLE VI

                                  SEVERABILITY

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                                   ARTICLE VII

                                  GOVERNING LAW

         This Agreement shall be governed by, enforced and construed in accordance with the laws of the State of Oklahoma without regard to conflicts of law rules which may refer the construction of the Agreement to any other jurisdiction.

                                  ARTICLE VIII

                                   ASSIGNMENT

         This Agreement and the rights, duties, benefits and obligations hereunder shall be freely assignable by WHD, WIC and WITL but shall only be assignable by WCG with the express written consent of the other parties hereto. The rights, duties, benefits and obligations hereunder shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties.



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                                   ARTICLE IX

                              DESCRIPTIVE HEADINGS

         The descriptive headings are for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Call Option Agreement on the date first above written.


WILLIAMS HOLDINGS OF DELAWARE, INC.

By:
   ------------------------------------------------
Name:   Mark W. Husband
     ----------------------------------------------
Title:  Assistant Treasurer
      ---------------------------------------------

WILLIAMS COMMUNICATIONS    GROUP INC.

By:
   ------------------------------------------------
Name:   S. Miller Williams
     ----------------------------------------------
Title:  Senior Vice President
      ---------------------------------------------


WILLIAMS INTERNATIONAL COMPANY

By:
   ------------------------------------------------
Name:   John C. Bumgarner, Jr.
     ----------------------------------------------
Title:  President
      ---------------------------------------------

WILLIAMS INTERNATIONAL TELECOM, LIMITED

By:
   ------------------------------------------------
Name:   Jack D. McCarthy
     ----------------------------------------------
Title:  Vice-President & Chief Financial Officer
      ---------------------------------------------




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